Exhibit 99

ICOS Corporation Reports Results for First Quarter of 2004

    BOTHELL, Wash.--(BUSINESS WIRE)--May 3, 2004--

          Cialis First Quarter Global Sales of $108 Million;
     Cialis Surpasses Levitra in New and Total U.S. Prescriptions;
        Cialis to be Studied for Treatment of Benign Prostatic
                           Hyperplasia (BPH)

    ICOS Corporation (Nasdaq:ICOS) today summarized recent events and released its financial results for the three months ended March 31, 2004.

    Cialis(R) (tadalafil) Global Launch Update

    During the 2004 first quarter, worldwide sales of Cialis, a treatment for erectile dysfunction (ED), totaled $108.3 million. Total first quarter sales of Cialis included $32.8 million in the United States, $36.3 million in Europe and $5.9 million in Canada and Mexico. Sales in these markets are reported by Lilly ICOS LLC (Lilly ICOS), our 50/50 joint venture with Eli Lilly and Company (Lilly). Sales in territories outside of North America and Europe are reported by Lilly and totaled $33.3 million during the period.
    During the 2004 first quarter, Cialis surpassed Levitra(R) (vardenafil HCl) in market share of both new and total PDE5 inhibitor prescriptions written in the U.S. By the week ended April 23, 2004, Cialis had captured 19.6% and 12.1% of new and total U.S. PDE5 inhibitor prescriptions, respectively, compared to Levitra's 14.2% and 10.7%, respectively(1).
    "We are pleased with the rapid uptake of Cialis. Cialis is the only oral ED treatment which gives couples up to 36 hours to choose the moment for intimacy that is right for them," stated Paul Clark, ICOS Chairman and Chief Executive Officer. "In three published head to head preference studies, patients who have experience with both Cialis and Viagra(R) (sildenafil citrate) preferred treatment with Cialis(2). We believe that men place high value on the distinctive benefits that Cialis offers."
    Lilly ICOS financial results, for the first quarter of 2004, were reported on April 19, 2004.

    Tadalafil to be Studied for Treatment of BPH

    Later this year, Lilly ICOS expects to begin a clinical study of tadalafil for the treatment of benign prostatic hyperplasia. Benign enlargement of the prostate gland commonly causes a number of troublesome symptoms as a man ages. It is estimated that over three million men in the U.S. and Europe are being treated with a pharmaceutical product for BPH.
    "We will determine whether tadalafil relieves the urinary symptoms of BPH by inhibiting prostatic PDE5 and relaxing the prostate gland," said David Goodkin, M.D., ICOS Vice President, Development and Chief Medical Officer. "Many men suffer from both ED and BPH, and tadalafil could prove to be a treatment of choice if it is also shown to be effective for BPH."

    Other First Quarter Highlights

    Patient enrollment is continuing in a Phase 2 study with IC485, an orally administered, small molecule PDE4 inhibitor. This study is designed to evaluate whether IC485 can block the inflammatory processes in the lungs of patients with chronic obstructive pulmonary disease (COPD). According to the U.S. Centers of Disease Control and Prevention, a national health survey suggests that as many as 24 million people in the U.S. are affected by COPD.
    We continue to explore possible new product candidates in our discovery and preclinical research programs. We expect to advance one or two product candidates into Phase 1 clinical studies over the next twelve months.

    Financial Results

    For the three months ended March 31, 2004, we reported a net loss of $86.3 million ($1.36 per share), compared to a net loss of $40.5 million ($0.65 per share) for the three months ended March 31, 2003.
    Our equity in losses of Lilly ICOS was $69.2 million in the first quarter of 2004, compared to $21.5 million in the first quarter of 2003. The increase is primarily due to costs associated with the U.S. commercial launch of Cialis.
    Total revenue was $16.5 million in the first quarter of 2004, compared to $7.1 million in the first quarter of 2003.
    Collaboration revenue from affiliates (cost reimbursement revenue) totaled $14.1 million in the first quarter of 2004, compared to $5.3 million in the first quarter of 2003. The increase reflects $12.0 million of higher cost reimbursement revenue from Lilly ICOS, primarily due to reimbursement of costs associated with our sales force promoting Cialis in the U.S. Cost reimbursement revenue in 2003 included amounts associated with our terminated Pafase(R) and endothelin receptor antagonist programs.
    Contract manufacturing revenue increased $1.4 million, to $2.5 million in the first quarter of 2004. Contract manufacturing expenses increased $1.7 million, to $2.5 million in the first quarter of 2004. These increases are due to greater utilization of our manufacturing capacity for third-party contracts and additional development services provided under the associated agreements.
    Total operating expenses were $33.7 million in the first quarter of 2004, compared to $30.4 million in the first quarter of 2003.
    Research and development expenses decreased $7.9 million, to $17.3 million in the first quarter of 2004. The decrease was primarily due to discontinuation of certain clinical programs in 2003 and early 2004, partially offset by incremental Lilly ICOS research and development activities being performed by ICOS personnel.
    Marketing and selling expenses increased $8.9 million, to $9.8 million in the first quarter of 2004. The increase reflects costs associated with our U.S. sales force promoting Cialis.
    In the first quarter of 2004, we incurred $1.7 million of interest expense on $278.7 million of 2% convertible subordinated debt, issued in mid-2003.
    Interest and other income totaled $1.8 million in the first quarter of 2004, compared to $3.7 million in the first quarter of 2003. The decrease primarily reflects gains on the sale of investment securities realized in the 2003 first quarter and lower average interest rates earned in 2004, partially offset by the impact of higher average invested balances during the 2004 period.
    At March 31, 2004, we had cash, cash equivalents, investment securities and associated interest receivable of $435.4 million.

    ICOS Corporation, a biotechnology company, is dedicated to bringing innovative therapeutics to patients. Headquartered in Bothell, Washington, ICOS is marketing its first product, Cialis
(tadalafil), for the treatment of erectile dysfunction. ICOS is working to develop treatments for serious unmet medical conditions such as chronic obstructive pulmonary disease, cancer and inflammatory diseases.

    Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with product commercialization, research and clinical development, regulatory approvals, manufacturing, collaboration arrangements, liquidity, competition, intellectual property claims, litigation and other risks detailed in our latest Quarterly Report on Form 10-Q and our other public filings with the Securities and Exchange Commission.
    The forward-looking statements contained in this press release represent our judgment as of the date of this release. We undertake no obligation to publicly update any forward-looking statements. The biotechnology and pharmaceutical businesses are risky and there can be no assurance that any of our products or product candidates will achieve commercial success or that competing therapies will not pre-empt market opportunities that might exist for any of our products or product candidates.

    Conference Call

    As previously announced, ICOS will host a conference call to review 2004 first quarter financial results and related matters today, including financial guidance and plans for 2004, beginning at 4:30 p.m. EDT. The conference call can be accessed as a webcast at www.icos.com, in the Investor/Events section, or by telephone, using the Passcode 727054, live at 612-326-1003, or as a replay at 320-365-3844. The webcast will be available until May 10, 2004 at 4:30 pm EDT. The telephone replay will be available until May 4, 2004 at 6:30 pm EDT.

    (1) IMS National Prescription Audit Plus7(TM), April 2004.

    (2) A Multicenter, Randomized, Double-Blind, Crossover Study to Evaluate Patient Preference between Tadalafil and Sildenafil. Alexander Von Keitz, MD, et. al, European Urology (Vol 45, issue 4).
    A Double-Blind, Multicenter, Crossover Study To Evaluate Patient Preference For Tadalafil 20 Mg Versus Sildenafil 50 Mg During Treatment Initiation For Erectile Dysfunction. Fred Govier, MD, et. al, Clinical Therapeutics 2003; 25 (11): 2709-2723.
    Switching Patients with Erectile Dysfunction from Sildenafil Citrate to Tadalafil: Results of a European Multicenter, Open-Label Study of Patient Preference. Peter Stroberg, MD, et. al, Clinical Therapeutics 2003; 25 (11):2724-2737.

    -- Selected financial data follows--



                  ICOS Corporation and Subsidiaries
                 SELECTED CONSOLIDATED FINANCIAL DATA
                (in thousands, except per share data)
                             (unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2004       2003
                                                  ---------  ---------

Condensed Consolidated Statements of Operations:

Revenue:
 Collaboration revenue from affiliates           $  14,067  $   5,348
 Licenses of technology                                  -        633
 Contract manufacturing                              2,456      1,100
                                                  ---------  ---------
     Total revenue                                  16,523      7,081
                                                  ---------  ---------

Operating expenses:
 Research and development                           17,254     25,142
 Marketing and selling                               9,797        921
 Cost of contract manufacturing                      2,513        833
 General and administrative                          4,153      3,454
                                                  ---------  ---------
     Total operating expenses                       33,717     30,350
                                                  ---------  ---------
         Operating loss                            (17,194)   (23,269)
Other income (expense):
 Equity in losses of Lilly ICOS                    (69,237)   (21,547)
 Interest expense                                   (1,711)         -
 Interest and other income                           1,839      3,712
                                                  ---------  ---------
Loss before income taxes                           (86,303)   (41,104)
Income tax recovery                                      -        612
                                                  ---------  ---------
Net loss                                         $ (86,303) $ (40,492)
                                                  =========  =========

Net loss per common share - basic and diluted    $   (1.36) $   (0.65)
                                                  =========  =========

Weighted average common shares outstanding -
 basic and diluted                                  63,237     62,174
                                                  =========  =========


Condensed Consolidated Balance Sheets:            March 31,  Dec. 31,
                                                    2004       2003
                                                  ---------  ---------

Cash, cash equivalents, investment securities
 and interest receivable                         $ 435,422  $ 469,525
Receivables from affiliates                         18,410     17,681
Note receivable                                          -      6,000
Property and equipment, net                         18,709     18,970
Deferred financing costs and other                  14,501     12,678
                                                  ---------  ---------
     Total assets                                $ 487,042  $ 524,854
                                                  =========  =========

Due to affiliates                                $  70,221  $  25,842
Other current liabilities                           21,920     21,433
Convertible subordinated debt                      278,650    278,650
Stockholders' equity                               116,251    198,929
                                                  ---------  ---------
     Total liabilities and stockholders' equity  $ 487,042  $ 524,854
                                                  =========  =========


                  ICOS Corporation and Subsidiaries
                     SUPPLEMENTARY FINANCIAL DATA
                            (in thousands)
                             (unaudited)

The following table summarizes our revenue from collaborations and licenses of technology, and equity in losses of affiliates.

                    2004                     2003
                 -------- --------------------------------------------
                    Q1       Q1       Q2       Q3       Q4     TOTAL
                 -------- -------- -------- -------- -------- --------

Collaboration
  revenue from
  affiliates:
 Lilly ICOS LLC  $14,067   $2,053   $2,210   $5,243  $12,587  $22,093
 Suncos Corp.          -    2,058      269       96       27    2,450
 ICOS-Texas
  Biotechnology
  L.P.                 -    1,237      163        -        -    1,400
                 -------- -------- -------- -------- -------- --------
                 $14,067   $5,348   $2,642   $5,339  $12,614  $25,943
                 ======== ======== ======== ======== ======== ========

Licenses of
  technology:
 Lilly ICOS LLC  $     -   $   31  $     -  $     -  $15,000  $15,031
 Biogen IDEC,
  Inc.                 -      602   21,343        -        -   21,945
                 -------- -------- -------- -------- -------- --------
                 $     -   $  633  $21,343  $     -  $15,000  $36,976
                 ======== ======== ======== ======== ======== ========

Equity in losses
  of affiliates:
 Lilly ICOS LLC  $69,237  $21,547  $20,045  $16,941  $28,787  $87,320
 Suncos Corp.          -        -        -        -     (140)    (140)
                 -------- -------- -------- -------- -------- --------
                 $69,237  $21,547  $20,045  $16,941  $28,647  $87,180
                 ======== ======== ======== ======== ======== ========


                  ICOS Corporation and Subsidiaries
            SUMMARIZED OPERATING RESULTS OF LILLY ICOS LLC
                            (in thousands)
                             (unaudited)


             2004                          2003
          ---------- -------------------------------------------------
              Q1        Q1        Q2        Q3        Q4       TOTAL
          ---------- --------- --------- --------- --------- ---------

Revenue:
 Product
  sales,
  net      $75,017   $16,615   $21,853   $28,449   $62,911   $129,828
 Royalties   6,652       975     3,115     4,352     6,263     14,705
          --------- --------- --------- --------- --------- ----------
  Total
   revenue  81,669    17,590    24,968    32,801    69,174    144,533
          --------- --------- --------- --------- --------- ----------
Expenses:
 Cost of
  sales(b)   6,573     1,604     2,170     2,803     5,966     12,543
 Selling,
  general
  and
  administrative:
   Eli Lilly
    and
    Co.    184,833    41,995    47,666    46,437    93,032    229,130
   ICOS
    Corp.   10,220       401       878     2,708     9,993     13,980
 Research
  and
  development:
   Eli Lilly
    and
    Co.     14,980    15,033    13,012    12,200    15,264     55,509
   ICOS
    Corp.    3,847     1,652     1,332     2,535     2,594      8,113
          --------- --------- --------- --------- --------- ----------
    Total
  expenses 220,453    60,685    65,058    66,683   126,849    319,275
          --------- --------- --------- --------- --------- ----------
Net
 loss(a) $(138,784) $(43,095) $(40,090) $(33,882) $(57,675) $(174,742)
         ========== ========= ========= ========= ========= ==========

(a) ICOS
 Corp.'s
 share of
 net loss $(69,237) $(21,547) $(20,045) $(16,941) $(28,787)  $(87,320)
         ========== ========= ========= ========= ========= ==========

(b) Beginning in December 2003, cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.

    CONTACT: ICOS Corporation
             Lacy Fitzpatrick, 425-415-2207